Exhibit 10.04

ASSIGNMENT OF AGREEMENT OF PURCHASE AND SALE

THIS ASSIGNMENT OF AGREEMENT OF PURCHASE AND SALE (this

“Assignment”) is entered into effective as of March 22, 2017, by and between CWS APARTMENT HOMES LLC, a Delaware limited liability company (“Assignor”), and BR CWS 2017 PORTFOLIO JV, LLC, a Delaware limited liability company (“Assignee”). All initially capitalized terms used but not defined herein shall have the meanings ascribed thereto in that certain Agreement of Purchase and Sale by and among BRE MF Crown Ridge LLC, a Delaware limited liability company (“Crown Ridge Seller”), BRE MF Canyon Springs LLC, a Delaware limited liability company (“Canyon Springs Seller”), BRE MF Cascades I LLC, a Delaware limited liability company (“Cascades I Seller”), BRE MF Cascades II LLC, a Delaware limited liability company (“Cascades II Seller”), and BRE MF TPC LLC, a Delaware limited liability company (“Cibolo Canyon Seller”), together as seller, and Assignor, as purchaser, dated as of March 15, 2017, as amended by that certain First Amendment to Agreement of Purchase and Sale dated as of March 20, 2017 (as amended, the “Agreement”). Crown Ridge Seller, Canyon Springs Seller, Cascades I Seller, Cascades II Seller, and Cibolo Canyon Seller are hereinafter referred to collectively as “Seller.”

RECITALS:

1.          Assignor is a party to the Agreement pursuant to which Assignor has agreed to purchase that certain property located in San Antonio, Texas, and in Tyler, Texas, as more particularly described therein (the “Property”).

2.          The parties desire to enter into this Assignment to evidence the transfer and assignment of all of Assignor’s right, title and interest in the Agreement to Assignee.

NOW THEREFORE, in consideration of the foregoing, the mutual representations, warranties, covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.          Assignment. Subject to Bluerock (as defined in the Operating Agreement of Assignee) funding its share of the earnest money and loan assumption costs as provided in Section 5.8 of the Operating Agreement of Assignee, Assignor hereby assigns, transfers and conveys to Assignee all of its right, title and interest in, to and under (i) the Agreement; (ii) the earnest money previously deposited by Assignor; and (iii) to the extent assignable and without any representation or warranty whatsoever, including, but not limited to any representation or warranty as to the accuracy, contents or completeness thereof, all property condition and inspection reports relating to the Property and received by Assignor in connection with the investigation and acquisition of the Property pursuant to the Agreement and either prepared by third parties or provided by the Seller and all representations and warranties made to Assignor in connection therewith (collectively, together with the Agreement and the earnest money, the “Transferred Assets”). For purposes of clarification, the parties agree that Transferred Assets shall not include any proprietary or confidential information, internal analyses, attorney work product or attorney-client privileged documents.

1

2.          Representations and Warranties. Assignor hereby represents and warrants to Assignee that (a) Assignor has delivered to Assignee a true, correct and complete copy of the Agreement, which Agreement has not been further amended or modified by Assignor in any respect, and which Agreement constitutes the entire understanding of the parties thereto with respect to its subject matter; (b) except for title objection notices and responses and other similar notices contemplated by the terms of the Purchase Agreement, Assignor has not entered into any side letter agreements with the Seller relating to the transactions contemplated by the Agreement and the Property; (c) Assignor has all requisite power and authority to enter into this Assignment; (d) CWS and Promote Member (as each such terms are defined in the Operating Agreement of Assignee) will satisfy the requirement set forth in Section 14.7(iv) of the Agreement, with regard to the CWS Group’s investment in the Assignee, (e) Assignor has not heretofore transferred, assigned, pledged or encumbered the Transferred Assets; and (f) Assignor has not received any written notice from Seller asserting that Assignor is in breach of, or in default under, the Agreement.

3.          Acceptance.    Assignee hereby:     (a) accepts the assignment of the Agreement; (b) agrees to be bound by the terms and conditions of the Agreement; and (c) assumes all of Assignor’s obligations under the Agreement; provided, however, notwithstanding this Assignment, Assignor shall remain liable under the Agreement.

4.          Indemnification. Assignor, on demand, shall indemnify and hold Assignee harmless for, from, and against any and all loss, cost, damage, claim, liability or expense, including reasonable attorneys’ fees and court costs, arising out of any breach of the terms, provisions and/or conditions of this Assignment by Assignor or its agents. The foregoing indemnification shall include loss, cost, damage, claim, liability or expense from any injury or damage of any kind whatsoever (including death) to persons or property caused by Assignor.

5.          Further Assurances. Each of the parties hereto agrees to execute such other, further and different documents and perform such other, further and different acts as may be reasonably necessary or desirable to carry out the intent and purpose of this Assignment.

6.          Successors and Assigns. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

7.          Governing Law. This Assignment shall be governed in all respects, including validity, interpretation and effect, by and shall be enforceable in accordance with the internal laws of the State of Texas, without regard to conflicts of laws principles.

8.          Counterpart Execution. This Assignment may be executed in multiple counterparts, each one of which will be deemed an original, but all of which shall be considered together as one and the same instrument. Further, in making proof of this Assignment, it shall not be necessary to produce or account for more than one such counterpart. Execution by a party of a signature page hereto shall constitute due execution and shall create a valid, binding obligation of the party so signing, and it shall not be necessary or required that the signatures of all parties appear on a single signature page hereto.

2

9.          Entire Agreement. This Assignment contains the entire agreement between the parties regarding the subject matter hereof. Any prior agreements, discussions or representations not expressly contained herein shall be deemed to be replaced by the provisions hereof and no party has relied on any such prior agreements, discussions or representations as an inducement to the execution hereof.

[Signatures appear on following page]

3

IN WITNESS WHEREOF, the parties hereto have executed or caused this Assignment to be executed by their duly authorized representatives as of the date first above written.

ASSIGNOR:

CWS APARTMENT HOMES LLC,
a Delaware limited liability company

By:	/s/ Gary Carmell
	Name:	Gary Carmell
	Title:	President

ASSIGNEE:

BR CWS 2017 PORTFOLIO JV, LLC,
a Delaware limited liability company

By:	BR CWS Portfolio Member, LLC,
a Delaware limited liability company, its Manager
By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed or caused this Assignment to be executed by their duly authorized representatives as of the date first above written.

ASSIGNOR:

CWS APARTMENT HOMES LLC,
a Delaware limited liability company

By:
Name:
Title:

ASSIGNEE:

BR CWS 2017 PORTFOLIO JV, LLC,
a Delaware limited liability company

By:	BR CWS Portfolio Member, LLC,
a Delaware limited liability company, its Manager

By:	/s/ Jordan Ruddy
Name:	Jordan Ruddy
Title:	Authorized Signatory